Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-100165, 333-54392 and 333-108444) and Form S-8 (File Nos. 333-97893, 333-47596, 333-03465, and 333-61611) of Shurgard Storage Centers, Inc. of our report dated October 13, 2005 relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 10-K/A.

/s/    PricewaterhouseCoopers LLP

Seattle, Washington

October 14, 2005